As filed with the Securities and Exchange Commission on April 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MAXWELL SHOE COMPANY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2599205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 Sprague Street

P.O. Box 37

Readville (Boston), MA 02137

(Address of Principal Executive Offices) (Zip Code)

2003 STOCK INCENTIVE PLAN OF

MAXWELL SHOE COMPANY INC.

(Full Title of the Plan)

Mr. Mark J. Cocozza

Chairman of the Board, Chief Executive Officer and President

Maxwell Shoe Company Inc.

101 Sprague Street

P.O. Box 37

Readville (Boston), MA 02137

(Name and Address of Agent for Service)

(617) 364-5090

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan K. Layne

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

(310) 552-8500

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share.	750,000	$12.055	$9,041,250	$731.44

(1)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee.
(3)	Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Class A Common Stock of Maxwell Shoe Company Inc. on the Nasdaq National Market on April 25, 2003.

INTRODUCTION

This registration statement on Form S-8 (the “Registration Statement”) is filed by Maxwell Shoe Company Inc., a Delaware corporation (the “Company,” “Corporation” or “Registrant”), for the purpose of registering 750,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) issuable to eligible employees, directors, consultants and prospective employees of the Company, its subsidiaries and affiliates under the 2003 Stock Incentive Plan of Maxwell Shoe Company Inc. (the “Plan”).

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2002, filed with the Commission on January 29, 2003;

(b)    The Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended October 31, 2002, filed with the Commission on February 28, 2003;

(c)    The Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 11, 2003;

(d)    The Company’s Current Report on Form 8-K, filed with the Commission on February 25, 2003;

(e)    The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form S-2 (Registration No. 333-48199), filed with the Commission on March 18, 1998, including any amendment or report filed for the purpose of updating such description; and

(f)    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Article IX of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Article VII of its Amended and Restated Bylaws (the “Bylaws”) provide for the indemnification by the Company of each director, officer, employee and agent of the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The Bylaws further provide that any indemnification shall not be deemed to limit the right of the Company to indemnify any other person to the fullest extent permitted by the DGCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, the Charter, the vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Company has entered into, and the stockholders of the Company have ratified, indemnity agreements (the “Indemnity Agreements”) with each director of the Company and certain officers of the Company (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the Company has agreed to indemnify each Indemnitee against any amounts which he becomes legally obligated to pay in connection with any claim against him based upon any act, omission, neglect or breach of duty which he may commit, omit or suffer while acting in his capacity as a director and/or officer of the Company; provided, however, that such claim: (i) is not based upon the Indemnitee’s gaining in fact any personal profit or advantage to which he is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16A(b) of the Exchange Act, or similar provisions of any state law; and (iii) is not based upon the Indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct.

The Indemnity Agreements provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof unless the Company, independent legal counsel, the stockholders of the Company or a court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee intentionally breached his duty to the Company or its stockholders. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonapplicable adjudication that he is not entitled to indemnification under the Indemnity Agreement.

According to the Bylaws, the Company may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any person against any liability which may be asserted against such person. The Company has purchased a policy of directors’ and officers’ liability insurance.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

The following exhibits are filed herewith:

Exhibit No.	Description
4.1*	2003 Stock Incentive Plan of Maxwell Shoe Company Inc. (incorporated by reference to Appendix A to the Registrant’s Definitive (14A) Proxy Statement filed with the Commission on February 28, 2003)

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference.

Item 9.    Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Boston, State of Massachusetts, on this 29 day of April, 2003.

MAXWELL SHOE COMPANY INC.

By:	/s/ MARK J. COCOZZA
Mark J. Cocozza Chairman of the Board, Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Mark J. Cocozza and James J. Tinagero, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. COCOZZA Mark J. Cocozza	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 29, 2003

/s/ JAMES J. TINAGERO James J. Tinagero	Vice President, Secretary and Director Chief Operating Officer, Executive (Principal Operating Officer)	April 29, 2003

/s/ RICHARD J. BAKOS Richard J. Bakos	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	April 29, 2003

/s/ STEPHEN A FINE Stephen A. Fine	Director	April 29, 2003

/s/ MALCOLM L. SHERMAN Malcolm L. Sherman	Director	April 29, 2003

/s/ ANTHONY J. TIBERII Anthony J. Tiberii	Director	April 29, 2003

INDEX TO EXHIBITS

Exhibit No.	Description	Page Number
4.1	2003 Stock Incentive Plan of Maxwell Shoe Company Inc. (incorporated by reference to Appendix A to the Registrant’s Definitive (14A) Proxy Statement filed with the Commission on February 28, 2003)
5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP	8
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors	9
24	Power of Attorney (contained on signature page hereto)